EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Condensed consolidated balance sheets

(unaudited)

	June 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$20,470,083	$18,596,386
Accounts receivable - trade	43,359,262	45,440,008
Accounts receivable - affiliates	4,268,561	5,259,765
Income tax receivable	28,012,051	13,385,645
Unbilled revenue - trade	4,688,464	4,494,284
Unbilled revenue - affiliates	431,842	626,021
Warehouse stock inventory	13,565,946	13,682,895
Other current assets	19,613,748	19,491,762
Total current assets	134,409,957	120,976,766
Property, plant and equipment, at cost (note 3)	973,371,888	959,383,249
Accumulated depreciation	(446,684,898)	(434,118,872)
Net property, plant and equipment	526,686,990	525,264,377
Other non-current assets	14,995,678	15,045,230
Total assets	$676,092,625	$661,286,373
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$16,356,790	$18,578,657
Accounts payable - affiliates	1,507,605	4,292,186
Income tax payable	—	316,502
Interest payable	3,900,120	3,903,184
Other current liabilities	23,608,013	18,741,112
Current maturities of long-term debt	264,893,723	264,804,047
Total current liabilities	310,266,251	310,635,688
Long-term debt, less current maturities (note 4)	99,057,159	100,849,303
Deferred interest income	54,924	384,354
Deferred income taxes, net	96,957,371	86,932,491
Other non-current liabilities	22,737,476	22,690,347
Commitments and contingencies (note 6)
Stockholders’ equity:
Common stock, $1 par value per share; 21,920 authorized and
issued as of June 30, 2017 and December 31, 2016	21,920	21,920
Accumulated other comprehensive loss	(4,696,953)	(4,696,953)
Retained earnings	151,694,477	144,469,223
Total stockholders' equity	147,019,444	139,794,190
Total liabilities and stockholders' equity	$676,092,625	$661,286,373

See accompanying notes to condensed consolidated financial statements.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Condensed consolidated statements of income and retained earnings

(unaudited)

	Six months ended
	June 30, 2017	June 30, 2016
Revenues:
Transportation revenue	$ 189,377,519	$ 195,879,117
Allowance oil revenue	3,531,144	2,865,872
Storage revenue	1,525,500	1,254,560
Blending revenue	1,907,222	1,449,545
Other income	1,880,372	2,239,987
Total revenues	198,221,757	203,689,081
Operating expenses:
Operations and maintenance	43,793,900	49,972,523
General and administrative	19,146,203	18,703,932
Taxes, other than income taxes	6,004,775	5,697,051
Depreciation	12,818,278	11,564,976
Interest expense	10,150,493	10,383,262
Total operating expenses	91,913,649	96,321,744
Income before income taxes	106,308,108	107,367,337
Income taxes:
Current income taxes (note 5)	29,062,934	38,243,802
Deferred income taxes (note 5)	10,024,880	1,213,955
Total income taxes	39,087,814	39,457,757
Net income	67,220,294	67,909,580
Retained earnings, beginning of period	144,469,223	121,932,890
Retained earnings, available	211,689,517	189,842,470
Less: dividends paid	(59,995,040)	(55,391,840)
Retained earnings, end of period	$ 151,694,477	$ 134,450,630

See accompanying notes to condensed consolidated financial statements.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Condensed consolidated statements of comprehensive income

(unaudited)

	Six Months Ended June 30,
	2017	2016
Net income	$67,220,294	$67,909,580
Other comprehensive gain, net of tax:
Pension and other postretirement benefits	—	—
Comprehensive income	$67,220,294	$67,909,580

See accompanying notes to condensed consolidated financial statements.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Condensed consolidated statements of cash flows

(unaudited)

	Six Months Ended
	June 30,
Cash from operating activities	2017	2016
Net income	$67,220,294	$67,909,580
Reconciliation of net income to net cash provided by operating activities:
Depreciation	12,818,278	11,564,976
Amortization of debt issuance cost	172,532	172,532
Deferred income taxes	10,024,880	1,213,955
Changes in assets & liabilities:
(Increase) decrease in accounts receivable	3,071,949	(12,647,655)
(Increase) decrease in inventories	116,949	(341,188)
(Increase) decrease in income taxes	(14,942,908)	2,346,579
(Increase) decrease in other assets	(72,434)	699,145
Increase (decrease) in accounts payable & accrued liabilities	(142,611)	2,136,390
Increase (decrease) in other liabilities	(282,301)	1,019,840
Net cash provided by operating activities	77,984,628	74,074,154

Cash from investing activities:
Purchases of property and equipment	(14,551,460)	(22,130,210)
Proceeds from sale of property and equipment	310,569	447,506
Net cash used in investing activities	(14,240,891)	(21,682,704)
Cash from financing activities:
Payments on debt	(1,875,000)	(1,875,000)
Dividends paid	(59,995,040)	(55,391,840)
Net cash used in financing activities	(61,870,040)	(57,266,840)
Net increase (decrease) in cash and cash equivalents	1,873,697	(4,875,390)
Cash and cash equivalents, beginning of period	18,596,386	31,693,635
Cash and cash equivalents, end of period	$20,470,083	$26,818,245

Supplemental cash flows:
Capitalized interest	$—	$443,881
Capital expenditures included in accrued and accounts payable	$380,832	$1,885,825
Cash paid for interest	$8,119,269	$7,793,290
Cash paid for income taxes	$27,528,170	$6,572,858

See accompanying notes to condensed consolidated financial statements.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY
Notes to condensed consolidated financial statements - continued

June 30, 2017 and 2016

(unaudited)

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Description of Business

Explorer Pipeline Company and subsidiary (the “Company”) owns and operates an approximate 1,830 mile common carrier pipeline that primarily transports gasoline, diesel, diluent and jet fuel from the Gulf Coast refining complex to the Midwest United States. Through connections with other refined petroleum pipelines, the Company serves more than seventy cites in sixteen states. The Company is dependent upon continued refined products demand in the population centers it serves, and the availability of petroleum products supplied by its customers. Approximately 7% and 16% of the Company’s operating revenues were derived from its affiliates for the six months ended June 30, 2017 and 2016, respectively. The Company had approximately 60 non-affiliate customers for the six months ended June 30, 2017 and 2016. Operating revenues include revenues from 13 significant non-affiliates for approximately 64% and 56% of operating revenues for the six months ended June 30, 2017 and 2016, respectively. The Company is dependent upon continued demand in the population centers it serves for petroleum products and availability of products to its customers.

The pipeline operations of the Company are subject to the regulatory authority of the Federal Energy Regulatory Commission (“FERC”) as to rate filings, accounting and other matters.

b. Principles of Consolidation

The condensed consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary, Explorer Pipeline Services Company. All significant intercompany balances and transactions have been eliminated in consolidation.

c. Interim Financial Statements

The accompanying condensed consolidated financial statements of the Company have not been audited by the Company’s independent certified public accountants, except that the condensed consolidated balance sheet at December 31, 2016 is derived from the audited consolidated financial statements. In the opinion of management, the accompanying condensed consolidated financial statements reflect all adjustments necessary to present fairly the Company’s consolidated financial statements. All such adjustments are of normal, recurring nature. In preparing the accompanying condensed consolidated financial statements, management has made certain estimates and assumptions that affect reported amounts in the condensed consolidated financial statements and disclosures of contingencies. Actual results may differ from those estimates. The results for interim periods are not necessarily indicative of annual results.

Certain disclosures have been condensed in or omitted from these consolidated financial statements. Accordingly, these condensed notes to the consolidated financial statements should be read in conjunction with the audited consolidated financial statements as of and for the year ended December 31, 2016.

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates. These estimates include depreciation periods for property, plant and equipment, pension and postretirement benefit obligations and environmental remediation contingencies.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY
Notes to condensed consolidated financial statements - continued

June 30, 2017 and 2016

(unaudited)

d. Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

The Company’s cash balances are insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company has cash balances on deposit with one bank as of June 30, 2017, which exceed the balance insured by the FDIC in the aggregate amount of approximately $20.2 million.

e. Transportation Revenue

Transportation revenue is recorded at delivery, with the exception of period-end when one half of the revenue on shipments in transit is accrued.

f.    Warehouse Stock Inventory

Warehouse stock inventory, which primarily consists of critical spare parts, is stated at the lower of average cost or market.

g.    Property, Plant and Equipment

Property, plant and equipment are stated at cost, including direct labor incurred in connection with the construction of pipeline assets. Retirements and sales of property, plant and equipment are charged to accumulated depreciation as prescribed by FERC. Depreciation is calculated using the straight line method at rates approved by FERC. These rates range from 2.25% to 20.00% per annum.

h. Impairments

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Company did not recognize any impairment expense for the six months ended June 30, 2017.

i. Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY
Notes to condensed consolidated financial statements - continued

June 30, 2017 and 2016

(unaudited)

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The tax years 2012 through 2016 remain subject to examination by the major tax jurisdictions.
j. Pension and Other Postretirement Plans

The Company has a defined benefit pension plan covering all employees employed prior to January 1, 2007. The benefits are based on years of service and employee compensation. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. The Company also sponsors a defined benefit healthcare plan for all eligible retired employees and their eligible dependents.

The Company records annual amounts, at December 31 of each respective year, relating to its pension and postretirement plans based on calculations that incorporate actuarial and various other assumptions, including discount rates, mortality, assumed rates of return, compensation increases, turnover rates and healthcare cost trend rates. The Company reviews its assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is appropriate to do so. The effect of modifications to those assumptions is recorded in accumulated other comprehensive income and amortized to net periodic cost over future periods using the corridor method. The Company believes that the assumptions utilized in recording its obligations under its plans are reasonable based on its experience and market conditions. The net periodic costs are recognized as retirees and their eligible dependents render the actions necessary to earn the postretirement benefits.

k. Environmental Remediation Contingencies

Liabilities for environmental remediation contingencies, environmental remediation costs arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. The costs for a specific clean-up site are discounted if the aggregate amount of the obligation and the amount and timing of the cash payments for that site are fixed or reliably determinable based upon information derived from the remediation plan for that site. Recoveries from third parties that are probable of realization are separately recorded, and are not offset against the related environmental liability.

Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of a remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Recoveries for environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable. The discounted liability is reflected in other current liabilities and other non-current liabilities on the consolidated balance sheet. The insurance receivable is reflected in other current assets and other non-current assets on the consolidated balance sheet.

l. Asset Retirement Obligation

The Company is obligated by contractual or regulatory requirements to remove certain pipeline assets and/or perform other remediation of sites where such assets are located upon the retirement of those assets. The Company will record an asset retirement obligation for pipeline assets in the periods in which settlement dates are reasonably determinable.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY
Notes to condensed consolidated financial statements - continued

June 30, 2017 and 2016

(unaudited)

m. Recent Accounting Pronouncements

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230); Classification of Certain Cash Receipts and Cash Payments”, which is intended to provide guidance for cash flow statement classification. The guidance provides for settlement of zero coupon debt instruments that are insignificant in relation to the effective interest rate of the borrower; for contingent consideration payments made after a business combination; for proceeds from the settlement of corporate-owned life insurance policies; for beneficial interests in securitization transactions; and separately identifiable cash flows and application of the predominance principle. The Company is required to apply the guidance for the annual period beginning after December 15, 2019. Early adoption is permitted. The Company is evaluating the impact that this new guidance will have on the consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments–Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” which replaces the current “incurred loss” methodology for recognizing credit losses with an “expected loss” methodology. This new methodology requires that a financial asset measured at amortized cost be presented at the net amount expected to be collected. This standard is intended to provide more timely decision-useful information about the expected credit losses on financial instruments. This guidance is effective for the Company for fiscal years beginning after December 15, 2020, and early adoption is allowed as early as fiscal years beginning after December 15, 2018. The Company does not believe this new guidance will have a material impact on its consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)”; which is intended to provide guidance for lessees that will be required to recognize various conditions for all leases (with the exception of short-term leases) at the commencement. The guidance provides that a lease liability which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The Company is required to apply the guidance for the annual period beginning after December 15, 2019. Early adoption is permitted. The Company is evaluating the impact that this new guidance will have on the consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which clarifies the principles for recognizing revenue based on the core principle that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

In August 2015, the FASB deferred the effective date of ASU 2014-09, which is now effective for the Company for annual reporting periods beginning after December 15, 2018. The guidance permits two methods of adoption: retrospectively to each prior reporting periods presented (the full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the modified retrospective method). As additional guidance and practical expedients are issued by the FASB and industry groups, the Company continues to evaluate the impact that this new standard will have on the consolidated financial statements.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY
Notes to condensed consolidated financial statements - continued

June 30, 2017 and 2016

(unaudited)

2 - COMPANY OWNERSHIP

The Company’s stockholders at June 30, 2017:

	Shares	Percentage
Phillips 66 Partners Holdings LLC	4,809	21.94%
Shell Pipeline Company LP	7,885	35.97%
Shell Midstream Partners, L.P.	575	2.62%
MPL Investment LLC	5,372	24.51%
Sunoco Pipeline L.P.	3,279	14.96%
Total shares authorized and issued	21,920	100.00%

3 - PROPERTY, PLANT AND EQUIPMENT

A summary of property, plant and equipment by class of asset as of June 30, 2017 and December 31, 2016 is as follows:

	June 30,	December 31,
	2017	2016
Land	$7,539,036	$7,539,036
Right-of-way	26,193,442	26,161,459
Line pipe and fittings	482,430,205	478,297,504
Buildings	19,822,122	19,784,720
Tanks, pumping and station equipment	375,802,171	370,230,120
Office furniture, vehicles and other	39,573,034	38,176,984
Noncarrier property	277,306	277,306
Construction in progress	21,734,572	18,916,120
	$973,371,888	$959,383,249

Total depreciation of property, plant and equipment for the six months ended June 30, 2017 and 2016 was $12,818,278 and $11,564,976, respectively. The Company capitalized interest of $0 and $443,881 for the six months ended June 30, 2017 and 2016, respectively.

4 - DEBT

The Company has a $100,000,000 Revolving Credit agreement and a $75,000,000 Advancing Term loan facility with Bank of Oklahoma, JP Morgan Chase, BANCFIRST and US Bank, executed August 21, 2014, which matures August 21, 2019. Previously the Company had a commercial paper program supported by the Revolving Credit agreement which was suspended and corresponding ratings by Moody’s and Standard and Poor’s were withdrawn effective October 4, 2016 and August 29, 2016, respectively. There was $69,375,000 and $71,250,000 outstanding on the Advancing Term loan as of June 30, 2017 and December 31, 2016, respectively. There were no amounts outstanding under the Revolving Credit agreement at June 30, 2017 and December 31, 2016.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY
Notes to condensed consolidated financial statements - continued

June 30, 2017 and 2016

(unaudited)

In April 2015, the FASB issued ASU No. 2015-03, “Interest–Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs,” which requires that debt issuance costs related to a recognized debt liability be presented as a direct deduction from the carrying amount of that debt liability. The Company adopted the ASU for the year ended December 15, 2016. The deferred debt costs related to the Company’s credit facility remain classified as a noncurrent asset due to the revolving nature of that facility. Deferred debt costs are being amortized over the lives of the respective terms. Amortization of deferred debt issuance costs was $172,532 and $172,532 for six months ended June 30, 2017 and 2016, respectively, and is reflected in interest expense on the consolidated statements of income and retained earnings.

The Company also has debt outstanding under the Series K, L and O unsecured notes. The Series O note will mature in October 2017. The Company has reached agreement with issuers for the complete refinance of the $250,000,000 at or before the maturity date. The $250,000,000 non-amortizing senior note will be funded on October 26, 2017 and will mature on October 29, 2027 and has an interest rate of 3.76%. The leverage covenant of 5.00x is consistent with the Company’s 2007 Notes Purchase Agreement and the Revolving Credit Facility. The Series K note matured in July 2017 and was paid off. The Series L note will mature in July 2022. Required annual principal payments are as follows as of June 30, 2017:

	K	L	O	Advancing Term	Total
2017	$4,545,455	$6,818,181	$250,000,000	$1,875,000	$263,238,636
2018	—	6,818,182	—	3,750,000	10,568,182
2019	—	6,818,182	—	63,750,000	70,568,182
2020	—	6,818,182	—	—	6,818,182
2021	—	6,818,182	—	—	6,818,182
Thereafter	—	6,818,182	—	—	6,818,182
Less deferred debt issuance cost	(881)	(824,463)	(53,320)	—	(878,664)
	$4,544,574	$40,084,628	$249,946,680	$69,375,000	$363,950,882

Less current maturities:	4,544,574	6,652,469	249,946,680	3,750,000	264,893,723
Long-term debt	$—	$33,432,159	$—	$65,625,000	$99,057,159

The notes have certain restrictive financial debt covenants, the most significant of which are a leverage ratio and a coverage ratio. The Company was in compliance with all restrictive financial debt covenants as of June 30, 2017 and December 31, 2016.

At June 30, 2017 and December 31, 2016, the Company had letters of credit outstanding of approximately $1,425,000 and $3,925,000, respectively, related to insurance company requirements, current projects and remediation projects. All letters of credit outstanding reduced the amount available on the revolving line of credit.

5 - INCOME TAXES

The effective income tax rates were 35% for both the six months ended June 30, 2017 and 2016. Total income tax expenses for the six months ended June 30, 2017 and 2016 differed from amounts computed by

EXPLORER PIPELINE COMPANY AND SUBSIDIARY
Notes to condensed consolidated financial statements - continued

June 30, 2017 and 2016

(unaudited)

applying the United States federal statutory rates to pre-tax income primarily due to state income taxes and the impact of permanent differences between book and taxable income.

6 - COMMITMENTS AND CONTINGENCIES

The Company leases pipeline right-of-way and office premises and equipment. All of the Company’s leases are classified as operating leases.

The Company has entered into both cancelable and non-cancelable leases for pipeline right-of-way. All right- of-way leases are essentially future lease commitments since they relate to the operation of the pipeline and are necessary for its continued operation.

The rental payments for these right-of way leases were approximately $223,000 for the six months ended June 30, 2017 and 2016. Total rental expense was approximately $2,303,000 and $2,420,000 for the six months ended June 30, 2017 and 2016, respectively and is reflected in general and administrative expenses on the consolidated statements of income and retained earnings.

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity.

7 - RELATED PARTIES

In the normal course of business, the Company has transactions with its affiliates. Approximately 7% and 16% of the Company’s operating revenues were derived from its affiliates for the six months ended June 30, 2017 and 2016, respectively.

8 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through September 1, 2017 the date these financial statements were available to be issued. No subsequent events other than those previously disclosed were identified requiring recognition or disclosure in the accompanying condensed consolidated financial statements.